Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                          February 28, 2012
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE Amex symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2011 and December 31, 2010, in thousands of dollars except share and per share amounts.

                                  Three Months Ended   Twelve Months Ended
                                      December 31,          December 31,
                                    2011       2010       2011       2010

Net sales                       $1,403,418 $1,205,150 $5,746,902 $4,385,702

Net earnings attributable to
 Seaboard                       $   78,937 $  103,360 $  345,847 $  283,611


Net earnings per common share   $    65.12 $    85.01 $   284.66 $   231.69

Average number of shares
 outstanding                     1,212,106  1,215,879  1,214,934  1,224,092


Notes to Report of Earnings:

Included in net earnings attributable to Seaboard for the twelve months ended December 31, 2011 is a gain on sale of power generating facilities in the amount of $52,923,000 or $43.56 per share. There was no tax expense on this transaction.

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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